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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of JPMorgan Tax Aware Disciplined Equity Fund, JPMorgan Tax Aware Enhanced Income Fund, JPMorgan Tax Aware Large Cap Growth Fund, JPMorgan Tax Aware Large Cap Value Fund, JPMorgan Tax Aware Real Return Fund, JPMorgan Tax Aware Short-Intermediate Income Fund and JPMorgan Tax Aware U.S. Equity Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
February 22, 2006